CUSIP No. 60040N105	13G	Page 12 of 12 Pages

Exhibit 2

Members of Group

Deer VI & Co. LLC

Bessemer Venture Partners Co-Investment L.P.

Bessemer Venture Partners VI Institutional L.P.

Bessemer Venture Partners VI L.P.